Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-60402 on Form S-8 of our report dated June 24, 2014 appearing in this Annual Report on Form 11-K of First Busey Corporation Profit Sharing Plan and Trust for the year ended December 31, 2013.

/s/ CliftonLarsonAllen LLP

Peoria, Illinois
June 25, 2014